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                                                                      EXHIBIT 21
             SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
                  SUBSIDIARIES OF THE REGISTRANT

At December 31, 1994, the Company or one of its wholly-owned subsidiaries had, among others, the following subsidiaries:

  The Arnold Engineering Co.
  (an Illinois corporation)...................100% stock interest

  Cannon-Muskegon Corporation
  (a Michigan corporation)....................100% stock interest

  Metalac S.A. Industria e Comercio
  (a Brazilian corporation).................46.49% stock interest
                                  (43% voting, 49.96% non-voting)

  National-Arnold Magnetics Company
  (a California partnership).............50% partnership interest

  Pacific Products Limited
  (a United Kingdom corporation)...............50% stock interest

  Precision Fasteners Limited
  (an Indian corporation)...................22.05% stock interest

  SPS International Investment Company
  (a Delaware corporation)....................100% stock interest

  S.P.S. International Limited
  (an Irish corporation)......................100% stock interest

  SPS Technologies Limited
  (a United Kingdom corporation)..............100% stock interest

  Standco Canada, Ltd.
  (a Canadian corporation)....................100% stock interest

  Unbrako Mexicana, S.A. de C.V.
  (a Mexican corporation).....................100% stock interest

  Unbrako Pty. Limited
  (an Australian corporation).................100% stock interest

  Unbrako Schrauben, GmbH
  (a German corporation)......................100% stock interest


The Company files consolidated financial statements which include the above subsidiaries, except for Pacific Products Limited, Precision Fasteners Limited, Metalac S.A. Industria e Comercio, and National-Arnold Magnetics Company, as well as subsidiaries which have been omitted from the above list; all such omitted subsidiaries considered in the aggregate as a single subsidiary do not constitute a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Exchange Act, as amended.